EXHIBIT 10.12

                               CONTRAT DE TRAVAIL

Entre les soussignes,

-    CARTIS INTERNATIONAL Limited Adresse:
     CARTIS Center - Old Moka Road - BELL VILLAGE - REPLUBLIQUE DE MAURICE

     Representee par Monsieur Herve GALLION, President Directeur General, ayant tous pouvoirs a l'effet des presentes

                                                                     D'une part,

-    Et

     Monsieur Cyril HEITZLER
     Demeurant: 97, route cotiere - ROCHES NOIRES.  REPUBLIQUE DE MAURICE
     Nationalite: Francaise

                                                                   D'autre part,

Il a ete convenu ce qui suit:

Engagement

La Societe CARTIS International Ltd engage Monsieur Cyril HEITZLER a compter du 01/08/1999, aux conditions indiquees ci-apres, sous reserve des resultats de la visite medicale d'embauche.

Monsieur Cyril HEITZLER, qui accepte cet engagement, declare formellement d'etre lie a aucune Entreprise.

Perioda d'essal

I.e. present contrat, conclu pour une duree indeterminee, ne deviendra definitif qu'a l'issue d'une periode d'essai de trois mois.

Fonctions

Monsieur Cyril HEITZLER exercera les fonctions de Directeur de societe, sous l'autorite et dans le cadre des instructions donnees par le President.


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Remuneration

En remuneration de ses services. Monsieur Cyril HEITZLER percevra un salaire mensuel de 15.000,00 FF.

Monsieur Cyril HEITZLER disposera, en outre, d'une voiture de fonction et d'une indemnite de logement de 4300 FF, suivant les modalites qui lui ont ete exposees lors du dernier entretion.

Lieu de travall

Monsieur Cyril HEITZLER exercera ses fonctions au siege de CARTIS International a l'lle Maurice. Des deplacements temporaires sont prevus dans chaque pays et sites ou CARTIS International sera implante ou souhaitera s'implanter.

Conges payee

Monsieur Cyril HEITZLER beneficiera des conges payes legaux. La periode de ces conges est determinee par accord entre la Direction et Monsieur Cyril HEITZLER, compte-tenu de necessites du service.

Clause de confidentiallte

Monsieur Cyril HEITZLER s'engage a ne communiquer a qui que ce soit, tant, a l'interieur qu'a l'exteriur de la Societe, pendant la duree du present contrat et a l'issue de celui-ci, aucune des informations se rapportant a l'activite de la Societe, dont il aurait eu connaissance en raison, ou a l'occasion de ses fonctions.

Cette interdiction vise notamment tous les documents techniques, plans, etudes, projets et realisations, et de facon generale, tout le savoir-faire industriel auquel Monsieur Cyril HEITZLER aura eu acces, dans le cadre de son activite professionnelle au sein de la Societe.

A la cessation de ses activites, Monsieur Cyril HEITZLER devra remettre, avant son depart, tous les documents qui lui auront ete confies ou qu'il aura etabli dans l'exercice de ses fonctions. D'une maniere generale, les techniques se rapportant a l'activite pour laquelle il a ete employe, propres a CARTIS International ou aux organismes avec lesquels elle est associee, dont il aura pris connaissance, ne pourront etre utilises par lui dans une autre entreprise, existant ou a creer, ni profiter a celle-ci.

Conditions d'execution du contrat

Monsieur Cyril HEITZLER s'engage a observer les instructions et consignes particulieres de travail qui pourront lui etre donnees. Il devra egalement les transmentre a ses eventuels subordonnes et sera responsable de leur bonne application.

Monsieur Cyril HEITZLER devra informer la Societe de tout changement sur la situation qu'il a signalee lors de son engagement (adresse, situation de famille, etc...).



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Fait en double exemplairs a Bell Village , le 02/08/99

/s/ Cyril Heitzler                                       /s/ Herve Gallion
------------------------                                 ----------------------
Cyril HEITZLER                                           Herve GALLION
Signature precedee de la mention manuscrite              President
( lu et approuve)